Exhibit 24

                   KPMG Peat Marwick, LLP
                  2400 First Indiana Plaza
                   135 N. Pennsylvania St.
                Indianapolis, IN  46204-2452



Board of Directors and Shareholders
The Somerset Group, Inc.


We consent to incorporation by reference in the registration statement on form S-8 of the Somerset Group, Inc. of our report dated February 3, 1995 relating to the consolidated balance sheets of The Somerset Group, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, shareholders equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of The Somerset Group, Inc.


Our report refers to a change in accounting for income taxes as The Somerset Group, Inc. adopted the provisions of Statement of Financial Accounting Standards No. 109 in 1992.




s/ KPMG Peat Marwick LLP
KPMG Peat Marwick  LLP

March 21, 1995

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